SECURITIES AND EXCHANGE COMMISSION
                                               WASHINGTON, DC 20549



                                                    AMENDMENT 1
                                                        TO
                                                     FORM 8-K

                                                  CURRENT REPORT
                                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                                            SECURITIES AND EXCHANGE ACT


        Date of report (Date of earliest event reported):September 28, 2001


                     DIGITAL CREATIVE DEVELOPMENT CORPORATION
              (Exact Name of Registrant as Specified in Charter)


Utah                                0-22315                    34-1413104
(State or Other Jurisdiction      (Commission               (IRS Employer
of Incorporation)                 File Number)              Identification No.)

   67 Irving Place North, New York, New York                        10003
   (Address of Principal Executive Offices)                       (Zip Code)


      Registrant's telephone number, including area code:   (212) 387-7700















Item 4.  Changes in Registrant's Certifying Accountant.

     Effective September 28, 2001, the Company engaged Goldstein Golub Kessler & Company, P.C. as its independent accountants following the dismissal of the Company's former independent accountants, Davis Monk & Company. The change of independent accountants was approved by the Board of Directors of the Company.

     During the Company's last two fiscal years and the interim period from the date of the last audited financial statements to September 28, 2001, the date of dismissal, there were no disagreements between the Company and its former independent accountants on any matters relating to accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the former independent accountants, would have caused them to make reference to the subject matter of the disagreement in their report.

     The reports of the former principal accountants on the financial statements of the Company for the years ended June 30, 1999 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. However, the reports for each year contained an explanatory paragraph discussing conditions that raise substantial doubt about the Company's ability to continue as a going concern.


Item 7.  Financial Statements and Exhibits

         (c) Exhibits:

                  16.1 Letter regarding change in certifying public accountant.


                                                    SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


October 10, 2001                     DIGITAL CREATIVE DEVELOPMENT
                                    CORPORATION.

                                    By: /s/Vincent De Lorenzo
                                        Vincent De Lorenzo